UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

VinFast Auto Ltd.

(Exact name of registrant as specified in its charter)

Singapore	Not Applicable
(State or incorporation or organization)	(IRS Employer Identification No.)

Dinh Vu – Cat Hai Economic Zone

Cat Hai Islands, Cat Hai Town, Cat Hai District

Hai Phong City, Vietnam

(Address of Principal Executive Offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Ordinary shares, no par value	The Nasdaq Stock Market LLC
Warrants, each exercisable for one ordinary share at an exercise price of $11.50 per ordinary share	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.    ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.    ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.    ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-272663

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are the ordinary shares, no par value (“VinFast Ordinary Shares”) of VinFast Auto Ltd.

(Company Registration No. 201501874G) (“VinFast”) and the former public and private warrants of Black Spade Acquisition Co, a Cayman Islands exempted company with limited liability corporation, that have been exchanged into VinFast warrants, each warrant exercisable for one VinFast Ordinary Share at an exercise price of $11.50 per share (“VinFast Warrants”).

The description of the VinFast Ordinary Shares and VinFast Warrants set forth under the captions “Description of VinFast’s Shares Capital” and “Description of VinFast’s Warrants” in the proxy statement/prospectus forming a part of the Registration Statement on Form F-4 (Registration No. 333-272663), as initially filed with the Securities and Exchange Commission on June 15, 2023 and as amended from time to time (the “Registration Statement”), including any form of prospectus contained therein pursuant to Rule 424(b) under the Securities Act of 1933, as amended, to which this Form 8-A relates, is incorporated herein by reference. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that is subsequently filed is also incorporated by reference herein.

The VinFast Ordinary Shares and the VinFast Warrants to be registered hereunder have been approved for listing on The Nasdaq Stock Market LLC under the symbols “VFS” and “VFSWW,” respectively.

Item 2. Exhibits.

Pursuant to the Instructions as to Exhibits for Form 8-A, no exhibits are required to be filed herewith or incorporated by reference, because no other securities of VinFast are being registered on the Nasdaq Stock Market LLC and the securities being registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: August 14, 2023	VinFast Auto Ltd.

	By:	/s/ Le Thi Thu Thuy
	Name:	Le Thi Thu Thuy
	Title:	Managing Director and Global CEO